UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2015

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Employment Agreement
On September 25, 2015, Farmer Bros. Co., a Delaware corporation (the “Company”), and Isaac N. Johnston, Jr. entered into an Employment Agreement (the “Johnston Employment Agreement”), pursuant to which the Company will employ Mr. Johnston as Treasurer and Chief Financial Officer, reporting to the Chief Executive Officer. Mr. Johnston’s employment is expected to commence on October 1, 2015 (the “Commencement Date”).
The following description of the Johnston Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Johnston Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Pursuant to the Johnston Employment Agreement, Mr. Johnston’s initial annual base salary will be $350,000. Mr. Johnston will be entitled to participate in the Farmer Bros. Co. 2005 Incentive Compensation Plan (the “Incentive Plan”), with a Target Award (as defined in the Incentive Plan) equal to seventy percent (70%) of his base annual salary, prorated to 52.74% for fiscal 2016 based on the Commencement Date. Mr. Johnston will be entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, employee stock ownership plan, cell phone, Company credit card, expense reimbursement and an automobile allowance.
In accordance with the provisions of the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan, as amended (the “Equity Plan”), on the Commencement Date, or on the first business day following the end of any blackout period if the Commencement Date is during a blackout period (“Award Date”), Mr. Johnston will be granted the following equity awards: (i) a number of non-qualified stock options determined by dividing $166,667 by the per share fair value of a non-qualified stock option (based on a Black-Scholes valuation or other appropriate option pricing methodology approved by the Compensation Committee); and (ii) a number of shares of restricted stock determined by dividing $83,333 by the Fair Market Value (as defined in the Equity Plan) on the Award Date. The stock options will have a seven (7) year term with an exercise price equal to the Fair Market Value on the Award Date. Provided Johnston is then employed by the Company, the Awards will vest as follows: (i) the stock option award will vest ratably over three years on each anniversary of the Award Date; and (ii) the restricted stock award will vest in its entirety on the third anniversary of the Award Date. Mr. Johnston will be entitled to participate in such future grants under the Equity Plan as are made by the Compensation Committee and the Board of Directors from time to time to senior Company officers. The Form of Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan Stock Option Grant Notice and Stock Option Agreement and the Form of Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2013 are incorporated herein by reference. The Stock Ownership Guidelines for Directors and Executive Officers adopted on October 13, 2014 and filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 are incorporated herein by reference.
Mr. Johnston’s employment may be terminated by the Company at any time with or without Cause or upon Mr. Johnston’s resignation with or without Good Reason, death or Permanent Incapacity, as such terms are defined in the Johnston Employment Agreement. Upon certain events of termination, Mr. Johnston is entitled to severance benefits, including base salary continuation, partially Company-paid COBRA coverage, and a prorated bonus based on his Target Award and achievement of performance criteria under the Incentive Plan. Receipt of any severance amounts is conditioned upon execution of a general release of claims against the Company. If Mr. Johnston becomes eligible for severance benefits under the Change in Control Severance Agreement described below under this Item 1.01, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under the Johnston Employment Agreement.
Indemnification Agreement
Effective as of the Commencement Date, the Company and Mr. Johnston will enter into the Company’s standard form of Indemnification Agreement for directors and officers. Pursuant to the Indemnification Agreement, the Company will, to the extent permitted by applicable law, indemnify and hold harmless Mr. Johnston against all expenses, judgments, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of his status as an officer of the Company. The foregoing description is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed herewith as Exhibit 10.2 (to update the schedule of indemnitees) and incorporated herein by reference.
Change in Control Severance Agreement
Effective as of the Commencement Date, the Company and Mr. Johnston will enter into the Company’s standard form of Change in Control Severance Agreement for executive officers. A brief description of the terms and conditions of the form of Change in Control Severance Agreement was previously filed by the Company in its definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the SEC on October 28, 2014 and incorporated herein by reference. The foregoing description is qualified in its entirety by the full text of the Change in Control Severance Agreement, the form of which is filed herewith as Exhibit 10.3 (to update the schedule of executive officers) and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    As of the Commencement Date of Mr. Johnston’s employment, Mark J. Nelson, the Company’s current Treasurer and Chief Financial Officer, will step down from that position. Mr. Nelson does not plan to relocate to the Company’s new corporate headquarters facility in Northlake, Texas due to family considerations. Mr. Nelson is expected to continue as an employee of the Company under the terms of his existing employment agreement to allow for an effective transition of his duties and responsibilities, following which he will resign.
(c)(1)    On September 25, 2015, the Company and Isaac N. Johnston, Jr. entered into the Johnston Employment Agreement pursuant to which Mr. Johnston will serve as Treasurer and Chief Financial Officer of the Company. Mr. Johnston’s employment is expected to commence on October 1, 2015. A copy of the Company’s press release dated September 29, 2015 relating to Mr. Johnston’s employment is filed herewith as Exhibit 99.1 and incorporated herein by reference.
(2)    Mr. Johnston, age 53, served as President of WWW-Winning Enterprises, LLC (“Winning Enterprises”), a consulting company he founded, focusing on implementing productivity programs from June 2014 to September 2015. Prior to that, from January 2013 to June 2014, Mr. Johnston served as the Executive Vice President, CFO of Operations and Chief Transformation Officer at United Surgical Partners International, Inc. (“USPI”), a partner in a network of surgical and imaging facilities across the nation, where his primary focus was on transforming the supply chain structure to a more cost competitive model. Prior to USPI, from 2012 to 2013, he served as President of Winning Enterprises. Prior to that, for 27 years, from 1985 to 2012, Mr. Johnston served at PepsiCo Inc., a global food and beverage company, in several senior leadership roles, including from 2010 to 2012 as Senior Vice President of Company Wide Productivity and Advanced Research Commercialization at Frito-Lay North America, from 2009 to 2010 as Senior Vice President of Procurement at PepsiCo, from 2005 to 2009 as Senior Vice President Finance at Frito-Lay North America, and from 2001 to 2005 as Chief Financial Officer of Frito-Lay Canada. Mr. Johnston graduated with a B.S. degree in Accounting from Oklahoma State University and was a certified public accountant in the State of Texas from 1987 to 1991.
There are no understandings or arrangements between Mr. Johnston and any other person pursuant to which Mr. Johnston was selected as Treasurer and Chief Financial Officer of the Company. Mr. Johnston has no family relationship with any director or executive officer of the Company. Other than as set forth in the Johnston Employment Agreement described above in Item 1.01, Mr. Johnston presently does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party in which the amount involved exceeds $120,000.
(3)    The disclosure in Item 1.01 above relating to the agreements between the Company and Mr. Johnston is incorporated herein by reference.
(e)    The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 25, 2015, by and between Farmer Bros. Co. and Isaac N. Johnston, Jr.*

10.2	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 5, 2013 (with updated schedule of indemnitees attached)*

10.3	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of executive officers attached)*

99.1	Press release of Farmer Bros. Co. announcing new Treasurer and Chief Financial Officer dated September 29, 2015
____________
*Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 29, 2015

FARMER BROS. CO.

By:	/s/ Michael H. Keown
Michael H. Keown
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 25, 2015, by and between Farmer Bros. Co. and Isaac N. Johnston, Jr.*

10.2	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 5, 2013(with updated schedule of indemnitees attached)*

10.3	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of executive officers attached)*

99.1	Press release of Farmer Bros. Co. announcing new Treasurer and Chief Financial Officer dated September 29, 2015
____________

*Management contract or compensatory plan or arrangement.